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                                   Exhibit 5


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
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                         Independent Auditors' Consent


The Board of Directors
Paragon Life Insurance Company:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the Registration Statement and Prospectus of Separate Account C of Paragon Life Insurance Company.

                                 KPMG LLP

St. Louis, Missouri
April 30, 1999